UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PROGRESSIVE GREEN SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	45-3539010
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

445 County Road 101, Suite E, Yaphank, New York	11980
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates: Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.001 par value per share, of Progressive Green Solutions, Inc., a Nevada corporation (the “Registrant”), to be registered hereunder, is contained in the section entitled “Description of Securities” in the Registrant’s Form 10-K for the fiscal year ended December 31, 2014 filed by the Registrant with the Securities and Exchange Commission on May 8, 2015, and is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this Registration Statement:

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Share Exchange, dated March 7, 2014, by and among MarketingMobileText, Inc., Green Remanufacturing Solutions LLC, Slimko Holdings LLC and the members of Green Remanufacturing Solutions LLC (as filed as Exhibit 2.1 to the Current Report on Form 8-K filed on March 13, 2014)
3.1	Amended and Restated Articles of Incorporation (as filed as Exhibit 3.1 to the Current Report on Form 8-K filed on April 18, 2014)
3.2	Amended and Restated Bylaws (as filed as Exhibit 3.2 to the Current Report on Form 8-K filed on January 7, 2015)
4.1	Specimen Stock Certificate (as filed as Exhibit 4.1 to the Registration Statement of Form S-1 filed on December 21, 2011)
10.1	Green Remanufacturing Solutions, Inc. 2014 Employee Incentive Stock Option Plan (as filed as Exhibit 10.1 to the Current Report on Form 8-K filed on March 13, 2014)
10.2	Form of Subscription Agreement (as filed as Exhibit 4.1 to the Current Report on Form 8-K filed on March 13, 2014)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PROGRESSIVE GREEN SOLUTIONS, INC.

Date: June 17, 2015	By:	/s/ Eugene Fernandez
Name: Eugene Fernandez
Title: President, Director